                                                                   EXHIBIT 23.7

                       CONSENT OF HAMBRECHT & QUIST LLC

  We hereby consent to the inclusion of our opinion letter dated November 3, 1997 to the Board of Directors of Computervision Corporation as Appendix C to the joint Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of PTC Acquisition Corporation, a wholly-owned subsidiary of Parametric Technology Corporation, with and into Computervision Corporation and to the references to us and to such opinion in the Prospectus/Proxy Statement under the captions "Summary-- The Merger--Opinion of Financial Advisor," "Background and Reasons for the Merger--Computervision's Reasons for the Merger; Recommendation of the Board of Directors," "--Opinion of Computervision's Financial Advisor" and "The Merger-- Conversion of Computervision Common Stock." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                                  Habrecht & Quist llc

November 10, 1997                                 By: /s/ Katherine R. Kirk
                                                    ---------------------------
                                                        Katherine K. Kirk
                                                        Managing Director